Exhibit 99.1

Investors May Contact:
Stacey Yonkus
Director, Investor Relations
(212) 885-2512
investor@asburyauto.com

Reporters May Contact:
Tom Pratt
RF|Binder Partners
(212) 994-7563
Tom.Pratt@RFBinder.com

Asbury Automotive Group Comments on Preliminary Third Quarter Results
and Schedules Conference Call

Asbury Automotive Group, Inc. (NYSE :ABG), one of the largest automotive retail and service companies in the U.S., today announced that based on preliminary results third quarter 2006 earnings per share from continuing operations is estimated to be in the range of $0.53 to $0.54 per diluted share.  Excluding expenses associated with recent capital markets activity, Asbury’s third quarter earnings from continuing operations is estimated to be in the range of $0.56 to $0.57 per diluted share.

Kenneth B. Gilman, Asbury’s President and CEO, stated, “Despite a relatively weak retail market nationally for new vehicles, which was down more than 6% from last year’s third quarter, Asbury’s superior brand mix and balanced business model have once again delivered solid financial results.  I am particularly pleased with the continued strength of our higher margin businesses- used vehicles and parts and service, as well as our ability to further leverage our expense structure.”

Mr. Gilman continued, “Over the last two years Asbury has consistently delivered strong bottom line results, despite facing a consistent headwind of rising interest rates.  Asbury’s operating income growth, which measures the strength of the business before floor plan and other interest expense, will once again reach double digits.”

Commenting on earnings for 2006, the Company increased its guidance by $0.03 to a range of $1.85 to $1.90 for diluted earnings per share from continuing operations.

The Company also announced that it will release its third quarter 2006 financial results before the market opens on October 26, 2006.  Senior management, including Kenneth B. Gilman, President and CEO, J. Gordon Smith, Senior Vice President and CFO, and Charles R. Oglesby, Senior Vice President and COO will host a conference call later that day at 10:00 a.m. Eastern Time.

The conference call will be simulcast live on the Internet and can be accessed by logging onto www.asburyauto.com or www.ccbn.com.  A replay will be available at these sites for 14 days.

In addition, a live audio of the call will be accessible to the public by calling 800-289-0730 (domestic), or 913-981-5509 (international); no access code is necessary.  Callers should dial in approximately 5-10 minutes before the call begins.

A conference call replay will be available two hours following the call for 14 days, and can be accessed by calling 888-203-1112 (domestic), or 719-457-0820 (international); access code 2549966.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 87 retail auto stores, encompassing 120 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to plans regarding our financial position, results of operations including our earnings guidance, and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors and general economic conditions. There can be no guarantees the company’s plans will be successfully implemented or that they will prove to be commercially successful. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.